UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 6, 2005

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 679-7991

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2005, the Board of Directors of Knoll, Inc. (the "Company") voted to increase the size of the Company's Board of Directors from nine members to ten members and appointed Stephen F. Fisher to serve as a director of the Company as of December 6, 2005. In connection with Mr. Fisher's appointment to the Company's Board of Directors, the Company and Mr. Fisher entered into a letter agreement, whereby the Company committed (subject to certain conditions) to pay Mr. Fisher $25,000 per year as a director fee, plus an additional $2,500 per board meeting and reimbursement of reasonable expenses for attending meetings of the Board of Directors and Committees of the Board of Directors. The Company also agreed to grant Mr. Fisher stock options to purchase 25,000 shares of the Company's common stock at an exercise price of $18.01 per share (the closing price of the Company's common stock on the day Mr. Fisher was appointed to the Board of Directors). The stock options will vest in equal installments over a period of four years following the grant. The stock options are also subject to the applicable stock option agreement and equity incentive plan of the Company.

A copy of the letter agreement between the Company and Mr. Fisher is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, the Board of Directors of the Company voted to increase the size of the Company's Board of Directors from nine members to ten members and appointed Stephen F. Fisher to serve as a director of the Company, effective as of December 6, 2005. Mr. Fisher will serve as a Class I director until the Company's Annual Meeting of Stockholders to be held during 2008. Mr. Fisher was also appointed to serve on the Audit Committee of the Board of Directors effective as of December 6, 2005.

On December 7, 2005, the Company issued a press release announcing the appointment of Mr. Fisher to the Company's Board of Directors. For additional information regarding Mr. Fisher, please see the press release which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 6, 2005, the Board of Directors adopted revisions to the Company's Code of Ethics (the "Code"). The Code applies to all of the Company's directors, officers and employees, including the Company's Chief Executive Officer and Chief Financial Officer. In particular, the Code was amended to make clear that (i) it is not a conflict of interest under the Code for a Company director to serve as an owner, employee, agent, officer or director of a customer or supplier of the Company, if such customer or supplier does less than $2 million of business with the Company annually and such business is conducted in the ordinary course of business, and (ii) it is not an impermissible appearance of a conflict of interest under the Code for an immediate family of a person covered by the Code (a "Covered Person") to work for, or maintain a relationship with, a customer or supplier of the Company, unless such a position or relationship would be a conflict of interest under the Code if it were held directly by the Covered Person. The Code was also amended to include a provision on preventing fraud.

The revised section of the Code titled "Avoid Conflicts of Interest" reads as follows:

Associates may not serve any company customer or supplier in the capacity of an employee, agent, officer or director under any circumstances, whether or not for personal profit, except with express written authorization from Human Resources. Associates may not have an ownership interest in customers or suppliers of Knoll, except for owning stock in publicly traded companies and except with the express written authorization of the Chief Executive Officer of Knoll. Notwithstanding the foregoing, it shall not be a conflict of interest for a Director of Knoll to serve as an owner, employee, agent, officer or director of a Knoll customer or supplier if such customer or supplier does less than $2 million of business with Knoll annually and such business is conducted in the ordinary course of business.

The revised section of the Code titled "Avoid the Appearance of a Conflict" reads as follows:

The appearance of a conflict of interest may exist, for example, if a member of the Associate's immediate family works for a customer or supplier of the company, or if the Associate or immediate family member has an investment interest in such a customer or supplier. Notwithstanding the foregoing, it shall not be an appearance of a conflict of interest for an Associate's immediate family member to work for, or maintain a relationship with, a Knoll customer or supplier, unless such a position or relationship would be a conflict of interest under this Code of Ethics if it were held by the Associate. Nothing in this Code prohibits holding stock in publicly traded companies with which Knoll does business.

The added section of the Code titled "Preventing Fraud" reads as follows:

PREVENTING FRAUD

One of the most important goals of promoting ethical and honest behavior is to prevent fraud. Fraud can have a significant adverse effect on Knoll's market value, reputation and ability to achieve our strategic objectives.

Keys to Compliance

What is fraud?	Fraud is dishonest behavior, including theft, falsifying corporate records, kickbacks, illegal behavior and misleading reporting. This Code contains many prohibitions regarding fraudulent behavior.
We won't tolerate fraud.	Knoll's policy is to act in an honest and ethical manner. We will not tolerate fraud.
Tone at the Top

It is critical for Knoll's Directors and Officers to set the tone for proper behavior. Managers should behave ethically and openly communicate Knoll's expectations for honest and ethical behavior. Knoll will take steps necessary to prevent and detect fraud and to help ensure development of a culture that promotes honest and ethical behavior.

Communication	Knoll will periodically communicate this Code to its Associates making it available at Knoll's website. New Associates will be made aware of this Code.
Whistleblower Procedures and Ethics Hotline	Associates can report suspected fraud using the "Whistleblower Procedures" and ethics hotline at www.knoll.com

The information above is qualified in its entirety by reference to the revised Code, a copy of which is posted on the Company's website at http://www.knoll.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 -- Letter Agreement between the Company and Stephen F. Fisher dated November 23, 2005.

Exhibit 99.1 -- Press Release, dated December 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

Dated: December 7, 2005	By: /s/ Barry L. McCabe
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement between the Company and Stephen F. Fisher dated November 23, 2005.
99.1	Press Release, dated December 7, 2005.